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                      INDEPENDENT ACCOUNTANTS' CONSENT


     We hereby consent to the use in this filing on Form 10-KSB (File No. 0-21846) of our report, dated June 18, 1999, relating to the consolidated financial statements of Bishop Equities, Inc. (d/b/a Aethlon Medical, Inc.) and subsidiaries (A Development Stage Enterprise).


                                       FREED MAXICK SACHS & MURPHY, PC


Buffalo, New York
July 15, 1999